UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 25, 2010
Date of Report (Date of earliest event reported)

Sebring Software, Inc.
(Exact name of registrant as specified in its charter)

Nevada	4822	26-0319491
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

1400 Cattlemen Rd, suite 1400, Sarasota,  Florida 34232
 (Address of Principal Executive Offices)   (Zip Code)

941-377-0715
Registrant’s telephone number, including area code

Sumotext Incorporated
(Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

SUMOTEXT INCORPORATED

TABLE OF CONTENTS

Item
1.01	Entry into a Material Definitive Agreement	1
2.01	Completion of Acquisition or Disposition of Assets	1
	Share Exchange and Reorganization; Spin-Off
	Sebring History
	Company Overview
	The Industry
	Customers
	Our Products and Services
	Competition
	Strategy
	Suppliers
	Research and Development
	Intellectual Property
	Regulatory Matters
	Employees
	Property
	Legal Proceedings

2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant	5

5.01	Changes in Control of Registrant	5

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory	6

5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	7
5.07	Submission of Matters to a Vote of Security Holders	7

9.01	Financial Statements and Exhibits.	7

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” refer to Sumotext Incorporated, which, on October 29, 2010, changed its name to Sebring Software, LLC.

Item 1.01  Entry into a Material Definitive Agreement

On October 25, 2010, pursuant to the terms of an Exchange and Reorganization Agreement between the Company, Sebring Software, LLC (“Sebring LLC”), Leif Andersen (“Mr. Andersen”), Asbjorn Melo (“Mr. Melo”) and Lester Petracca (“Mr. Petracca” and, together with Mr. Melo and Mr. Andersen, the “Sebring Members”), the Company acquired all of the membership interests of Sebring LLC in exchange for 18,729,098 shares of the Company’s common stock and the assumption of certain Sebring LLC liabilities (the “Exchange”).  The liabilities assumed by the Company include an aggregate of $1,435,000 in convertible promissory notes, one of which is issued to Thor Nor, LLC, a limited liability company owned and controlled by Mr. Andersen, in the principal amount of $384,000.  Mr. Andersen is an officer and director of the Company and was appointed in connection with the Securities Purchase Agreement between the Company and Sebring LLC that was consummated on September 17, 2010, pursuant to which Sebring LLC purchased a controlling interest in the Company (the “Securities Purchase Agreement”).  As a result of the Exchange, Mr. Andersen, through Thor Nor, LLC, is also the beneficial owner of approximately 20.85% of the issued and outstanding capital stock of the Company. A copy of the Securities Purchase Agreement was filed with the Form 8-K filed by the Company on September 21, 2010.

The Company also assumed Sebring LLC’s obligations under the terms of a Settlement Agreement dated as of October 1, 2010 by and between Sebring LLC and Mr. Petracca (the “Settlement Agreement”) together with a promissory note in the principal amount of $1,170,718 issued to Mr. Petracca dated as of October 1, 2010 in connection therewith (the “Petracca Note”).  Mr. Petracca, as a result of the Exchange is the beneficial owner of approximately 8.34% of the Company’s issued and outstanding capital stock.

Pursuant to the terms of the Exchange, Sebring LLC caused the Company to cancel 69,376,450 shares of the Company’s common stock (after giving effect to a recent 11-to-1 forward split) on October 29, 2010.

The Company also entered into a Spin-Off Agreement with Timothy Miller and Jim Stevenson that became effective on October 25, 2010 whereby Mr. Miller and Mr. Bova acquired the assets, liabilities and outstanding convertible securities of the Company existing as of September 17, 2010 (the “Spin-Off”).

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 25, 2010, the company entered into the Exchange and the Spin-Off became effective.  The Spin-Off resulted in the disposition of all of the assets, liabilities and convertible securities that related to the business the Company conducted on and prior to September 17, 2010.

Under the Exchange, the Company acquired all of the outstanding equity of Sebring LLC.  Sebring LLC is now a wholly-owned subsidiary of the Company and the Company intends to carry on Sebring LLC’s business as its sole line of business.  The Company has relocated its executive offices to Sebring LLC’s offices located at 1400 Cattlemen Rd., Suite D, Sarasota, Florida 34232. A description of the Sebring LLC business follows:

Sebring History

Sebring LLC was formed in 2006 as a Florida limited liability company. Initially known as Riacom, LLC, Sebring LLC subsequently changed name to Sebring Software, LLC on January 22, 2007. The company has never had any subsidiaries or been known by any other names.

Company Overview

The Company, through Sebring LLC, is now a reseller of a product which enables enterprises to apply rich internet application (“RIA”) technology to the wealth of existing (legacy) applications to deliver a maximum on "return on assets."

The Company’s  focus is to act as a unique integration tool that interconnects business applications through a flexible user interface creating a composite application that simplifies business processes and allows users access through single sign-on, role-based security.

Sebring LLC was founded in 2006 to pursue specific markets like the automotive, aerospace, manufacturing and health care industries with the above described product.  The Company plans to pursue those markets and is looking to market this solution aggressively in North and South America commencing in the 4th quarter of 2010.

The product is called eCenter and developed by ECS GmbH in Germany. It is an ideal solution for its unsurpassed scope, universal compatibility, flexible user interface, and the smooth integration and improved mobilization of software assets that it delivers.  eCenter is a rich internet application (RIA) software that offers an inexpensive and more secure program consolidation solution.  The program integrates various widely used applications -- such as SAP, PeopleSoft and Siemens PL -- and legacy software within an organization to seamlessly connect all existing programs into a single user interface.

Sebring LLC is a party to a license agreement with Engineering Consulting and Solutions GmbH (“ECS”) that will permit the Company, through Sebring LLC, to market eCenter and its eCenter-icm2 products as a reseller in North and South America.  Under the terms of the license agreement with ECS, the Company will, through Sebring LLC, receive a non-exclusive right to market and sell eCenter in North America upon payment of $150,000 to ECS GmbH.

The Industry

In North America there are approximately 47,300 corporations with more than 500 employees each (Bureau of Labor Statistics, 2006) just within the manufacturing sector alone. These are within Sebring LLC’s target market segment. According to the Gartner Group (a leading manufacturing industry watch group) up to 80% of all "Internet enabled" applications will use RIA technology within the next few years.

In addition, there are 9,100 main offices in banking, and they have 72,000 branches. In the insurance industry, there are 1,023 underwriting companies and 975 major carriers. These businesses combined with state and local government agencies are viable customers for the Company.

According to a recent survey by Forrester Research, Inc., of more than 2,200 IT executives and technology decision-makers in North America and Europe, “Modernizing key legacy applications is the top software initiative for businesses this year.”  Costs of operating large legacy applications makes businesses unsustainable, results from the survey show that firms are seeking efficient ways to modernize.

Customers

Our target customers are all companies and organizations with the need to easily distribute their company’s data to mobilize their employees, potential clients and suppliers. These companies are running core applications on mainframe and midrange systems with external relationships (customers, suppliers or other business partners). The potential client industries include: automotive, aerospace and defense, health care, manufacturing, financial institutions, insurance companies, the public sector, retail and service providers.  Typical customers of the eCenter/icm2 products will be medium and large companies that are in need of process integration.

All are similar in the fact that they are running multiple business applications in order to perform day-to-day business tasks.  The large number of diverse applications used by customers creates a highly complex and interactive environment.  Customer’s plans to connect with their customers, suppliers and employees are necessary using internet strategies (B2B, B2C).  Also included are those companies looking for additional Client/Server infrastructure.

Our customer’s goal is to improve processes and make available the appropriate information in the corporation.  Sebring unlocks the potential in the customer’s current systems and data and lets it flow into a creation of value in their current process of operation and life cycle. This is Sebring’s area of expertise and where we concentrate our efforts; technical as well as organizational know how.

Solutions and services are offered for EDM (Engineering Data Management), PLM (Product Life Cycle Management) as well as EAI (Enterprise Application Integration) and MDM (Master Data Management).

eCenter has extensive competence in integrating the following systems:

Agile PLM, BEA WebLogic, IBM WebSphere, Matrix10, mySAP PLM, ORACLE, SAP NetWeaver, Enterprise and Engineering Teamcenter, Windshill as well as in programming with Java, XML, C, C++, PHP, Perl and Python.

Currently, the Company, through Sebring LLC, has outstanding North American bids to Endries International, Inc., Hitachi Truck and Saturn Engineering & Electronics for integration between their ERP systems and IMDS using our product eCenter/icm2.

Our Products and Services

The Company plans to offer one desktop solution for complex connections to multiple software’s and software applications such as various departments, vendors and customers.  This approach simplifies a user’s day to day routine by offering a single format work station.  The user will access any company software via one window much like Microsoft Outlook links e-mail, contacts, tasks and so forth.  Sebring Software’s uniform presentation of information now eliminates the need to train employees in a variety of applications.

The solution that the Company plans to offer has been developed and is used primarily in Europe, but also in other parts of the world.  The product presently has functional adapters to SAP, Oracle and several other enterprise software platforms.  The product is adaptable to any industry, and can be supplied at a fraction of the cost of any existing server based system presently on the market.  In addition, the product is highly adaptable in the event a customer acquires another business with its own unique software.  This flexibility allows data to be integrated seamlessly into the customer’s established format without converting the customer’s existing software.

The product suite that the Company plans to offer enables customers to create a single point of operation or a role based user interface connecting several applications over the Intranet as well as the Internet.  The Company will make the connection between remote users and centralized applications via Intranet and Internet. The Company’s solution, can be roughly summarized as a three- tiered architecture:

A) Encapsulates business functions into standardized interfaces at the back end;

B) Integrates diverse applications in the middle tier;

C) Result: an intuitive user interface, like a dashboard, for the user at the front end.

Thus, the Company plans to help generate a true end-to-end solution with one desktop user interface.

Competition

Canoo (CH), Laszlo (US), JackBe (US) and Corizon are players in the same market segment. However, they are all focusing on the front end presentation and new applications. Sebring Software does more; Sebring Software adds the back end with legacy applications.

Enterprise Application Integration (EAI) vendors (i.e., Oracle Fusion, BEA (an Oracle company), SeeBeyond (a Sun company) and WebMethods (a Software AG company) are indirect competitors. Their focus is on the back end, supporting the automated communication between applications, not desktop integration.

Business Intelligence companies such as Cognos, Business Objects and Informatica retrieve data from disparate systems for reporting and analysis purposes only.  Data cannot be input using these systems, whereas the Company’s software will allow a single access, which populates all related applications as well as an integrated reporting product.

Strategy

Upon payment of the ECS license fee, the product will be ready to go. By leveraging reference projects with international manufacturing companies, the Company, through Sebring, will be able to enter the market within a short timeframe. The fast establishment of a marketing group enables entry into additional industry segments with similar business processes. Due to the generic nature of our software, we will have access to several synergistic markets.

The Company’s management has numerous contacts within our target industries.  The Company’s solutions are well known by industry “watch groups” such as Gartner Group and CIMData. Our target contacts and the software industry “watch groups” recognition of our solutions are valuable resources for an entry into the US market.

Suppliers

We are not dependent on any significant product or service from third parties.  We have strategic alliances with certain third parties.

Research and Development

Continuous research and development will help the Company stay relevant and grow.  By expanding its offering and enhancing its features the Company will continue to look for better and more efficient ways to provide consumers affordable ways to integrate their software systems.

Intellectual Property

Licenses
Through Sebring LLC, we have entered into a license agreement with ECS to be a non-exclusive reseller of our primary product: eCenter. The license will be effective upon the payment of $150,000 to ECS.

Copyrights

Although the Company does not hold registered copyrights, the Company does claim copyright protection on all text and graphics used in conjunction with their published digital media (web site and DVD) and published printed promotional materials as stated generally in Title 17 of the United States Code, Circular 92, Chapter 1, Section 102.

We plan to apply for additional patents, copyrights and trademarks as applicable necessary or desirable in the evolution of our business.

Regulatory Matters

Our operations are not currently subject to any governmental regulations specific to the software integration industry.

Employees

As of October 25, 2010 we had a total of three employees. Our employees are not party to any collective bargaining agreement. We believe our relations with our employees are good.

Property

We lease approximately 2,000 square feet of office space at 1400 Cattlemen Rd., Suite D, Sarasota, Florida 34232, on a month to month basis. This facility serves as our corporate headquarters.  In connection with the continuation of the lease, we issued to our landlord a promissory note in the amount of $26,846.30 for back due rent.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of October 25, 2010, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.  There are no other proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Under the Exchange Agreement, the Company assumed certain of Sebring’s obligations including an aggregate of $1,435,000 in convertible promissory notes and Sebring’s payment obligations under the Settlement Agreement and the Petracca Note.

The terms of the convertible notes provide for interest to accrue at a rate of 12% per year.  Interest is payable, at the Company’s option, in shares of the Company’s common stock at a price per share equal to the lesser of (i) 75% of the price paid by investors in a financing in which gross proceeds meet or exceed $4,000,000, or (ii) either (a) if the Company has 45,000,000 shares issued and outstanding then $0.75 per share or (b) if the Company has less than 45,000,000 shares outstanding then the price per share determined by dividing 4,500,000 by the product of the number of shares outstanding multiplied by $0.75 (the "Conversion Price").  On the first day of each month beginning on the seventh month after the date of the convertible note, the note holder has the right to receive a payment equal to one-sixth of the principal outstanding or to convert one-sixth of the principal outstanding at a rate of $1.00 per share.  The notes may be accelerated upon an event of default under the notes, which events of default include failure to make payment when due, a breach of representations and warranties made by Sebring under the subscription agreement, and bankruptcy.  A copy of the form of convertible promissory note used by the Company is attached to this Form 8-K as an Exhibit.

The terms of the Settlement Agreement provided for the issuance of a secured promissory note in the principal amount of $1,170,718 that accrues interest at a rate of 12% per year.  For every 120 days that the note is outstanding, the Company will issue Petracca an additional 1% of the Company’s issued and outstanding capital stock up to a maximum of 4%.  Payment of the note is secured by a security interest in all of Sebring’s assets pursuant to the terms of a Security Agreement dated as of October 6, 2010.  Payment of principal and accrued interest under the Petracca Note may be accelerated upon an event of default under the Petracca Note, which events of default include failure to make payment when due, a breach of a representation or warranty made under the Note, and bankruptcy.  In addition, under the Settlement Agreement, the Company is obligated to pay to Petracca 25% of the first $750,000 in net proceeds from debt or equity financings to be applied against the Petracca Note.  The Company is obligated to pay 30% of net proceeds in excess of $750,000 raised to be applied against the Petracca Note.

In addition, Sebring LLC continues to be liable for material obligations under the terms of a Redemption and Security Agreement by and between Sebring LLC and Die CON AG pursuant to which Sebring has agreed to redeem 47.5 shares of Die CON AG’s memberships for a purchase price of $100,000 (the “Redemption Agreement”).  The payment of the redemption price was paid by the delivery of a Redemption Note in the principal amount of $100,000 that is due and payable on October 31, 2010 (the “Redemption Note”).  Payment of the Redemption Note is secured by the membership interest in Sebring LLC that is being redeemed pursuant to the terms of the Redemption Agreement.  Copies of the Redemption Agreement and the Redemption Note are attached as Exhibits to this Form 8-K.

Item 5.01 Changes in Control of Registrant.

As a result of the Exchange described in Item 1.01, Sebring cancelled 69,376,450 shares of the Company’s common stock (after giving effect to a recent 11-to-1 forward split) and the Sebring Members acquired 18,729,098, representing approximately 52% of the issued and outstanding capital stock of the Company.  Leif Andersen, Lester Petracca and Asbjorn Melo acquired 7,491,639, 2,996,656 and 749,164 shares of the Company’s common stock, respectively, representing approximately 20.85%, 8.34% and 2.08% of the issued and outstanding shares of the Company’s common stock, respectively.  In addition, Sebring holds 7,491,639 shares of the Company’s common stock for the benefit of the Sebring Members (the “Collateral Shares”). The Collateral Shares are subject to a security interest held by Die CON AG to secure payment of a promissory note issued by Sebring to Die CON AG in the principal amount of $100,000 (the “Die CON Note”).   If the Company repays the Redemption Note in a timely manner, the Collateral Shares will be distributed to the Sebring Members on a pro rata basis upon repayment of the Redemption Note. This would result in Andersen, Petracca and Melo owning approximately 35%, 14% and 14% of the issued and outstanding capital stock of the Company, respectively. If the Company is unable to repay the Redemption Note when due, Die CON AG could foreclose on its security interest in the shares of the Company, in which case Die CON AG would own approximately 20.85% of the Company and the Sebring Members would maintain their current ownership percentages.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2010, Matthew Lozeau resigned his position as the Company’s secretary.  On October 25, 2010, Tim Miller resigned as the President and Chief Executive Officer of the Company and Leif Andersen was appointed to serve as the President and Chief Executive Officer of the Company.  Following Leif Andersen’s appointment as President and Chief Executive Officer of the Company, Tim Miller resigned as a director of the Company, leaving Leif Andersen as the sole director of the Company.  There were no disagreements between Matthew Lozeau and the Company or between Tim Miller and the Company.  Copies of the resignations submitted by Tim Miller and Matthew Lozeau are filed as Exhibits to this Form 8-K.

Mr Andersen, 54, has been the managing member of Sebring Software, LLC, a Florida limited liability company, since its inception in November of 2006.  Sebring Software, LLC is in the business of providing software integration solutions.  From 1987 to August 2006, Mr. Andersen was the President of Vermax, Inc., a Utah corporation that manufactured bathroom fixtures.  Mr. Andersen was born in Norway, was raised in Brasil and has worked in a number of western countries. Mr. Andersen studied Chemical Engineering at the Norwegian Institute of Technology from 1975-1979.  Subsequently, he has led companies in the hospitality industry, building materials, management consulting, high technology and energy markets.  Mr. Andersen began his business career with the Donovan Companies, St. Paul, Minnesota, USA.  While at Donovan he was involved with distribution of propane, natural gas, coal mining and other ventures. In addition Mr. Andersen was engaged in cogeneration projects and introducing new technology into natural gas air conditioning systems manufactured by Yazaki in Japan.  Mr. Andersen has been the CEO of 4 start ups and led companies with as many as 460 employees. Mr. Andersen served as liaison for the Norwegian Olympic Committee, was appointed and served as the Salt Lake City, UT Consul for the Kingdom of Norway from 1995 to 2004 and was made a Knight of the First Order by His Majesty King Harald V in 2002.

Other than the Securities Purchase Agreement, which provided that the Company’s new board of directors would appoint the officers of the Company, there are no arrangements or understandings between Mr. Andersen and any other person pursuant to which he was selected as an officer. Mr. Andersen is not a party to or a participant in any material plan, contract or arrangement in connection with his appointment as an officer of the Company other than an employment agreement between Sebring LLC and Mr. Andersen providing for the payment of an annual salary of $250,000 for his service as Manager of Sebring LLC (the “Employment Agreement”).  A copy of the Employment Agreement is filed as an exhibit to this Agreement.  Mr. Andersen does not have a familial relationship with any officer of director of the Company.

Mr. Andersen is not the party to any related party transactions other than (i) the Employment Agreement; (ii) the Exchange Agreement, pursuant to which Thor Nor, LLC, an entity wholly owned by Mr. Andersen, acquired 7,491,639 shares of the Company’s common stock; (iii) a secured convertible promissory note in the principal amount of $384,000 to Thor Nor, LLC, that was assumed by the Company under the terms of the Exchange Agreement; and (iv) an agreement between Sebring LLC and Mr. Andersen to pay Mr. Andersen $239,727.21 in accrued, but unpaid salary.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On October 28, 2010, shareholders of the Company holding a majority of the issued and outstanding shares of capital stock of the Company, by written consent, approved an amendment to the Company’s Articles of Organization to change the Company’s name from “Sumotext Incorporated” to “Sebring Software, Inc.”  The amendment was filed with the Nevada Secretary of State on October 29, 2010.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 28, 2010, one shareholder holding more than 50% of the issued and outstanding capital stock of the Company approved an amendment to the Company’s Articles of Incorporation.  The effect of the amendment is to change the Company’s name from “Sumotext Incorporated” to “Sebring Software, Inc.”  The amendment was filed with the Nevada Secretary of State on October 29, 2010.

Item 9.01 Financial Statements and Exhibits.

The financial statements, pro forma financial information required by 9.01 will be filed by an amendment to this Form 8K within 71 calendar days after the date of this Form 8K.

Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Exchange and Reorganization Agreement dated as of October 25, 2010
2.2	Spin-Off Agreement by and among Sumotext Incorporated, Tim Miller and Jim Stevenson effective as of October 25, 2010
10.1	Settlement Agreement by and between Lester Petracca and Sebring Software, LLC dated as of October 1, 2010
10.2	Secured Promissory Note issued by Sebring Software, LLC to Lester Petracca dated as of October 1, 2010
10.3	Security Agreement by and between Lester Petracca and Sebring dated as of October 1, 2010
10.4	License Agreement by and between Sebring Software, LLC and Engineering Consulting and Solutions, GMBH dated as of October 22, 2010
10.5	Form of Convertible Promissory Note
10.6	Redemption and Security Agreement by and between Die CON AG and Sebring Software, LLC dated as of October 22, 2010
10.7	Redemption Note issued by Sebring Software, LLC to Die CON AG dated as of October 22, 2010
10.8	Employment Agreement by and between Leif Andersen and Sebring Software, LLC dated as of June 3, 2008
17.1	Resignation letter to Sumotext Incorporated from Tim Miller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 29, 2010
Sebring Software, Inc.
By: /s/ Leif Andersen
Leif Andersen
Chief Executive Officer